 Exhibit 10.12

COMMON STOCK REPURCHASE AGREEMENT

This Common Stock Repurchase Agreement (the “Agreement”) is entered into as of August 10, 2023, by and between Ludwig Enterprises, Inc., a Nevada corporation (the “Company”), and Worthington Financial Services, Inc. (the “Stockholder”).

RECITALS

WHEREAS, the Stockholder is the owner of 172,162,746 shares of the Company’s common stock, 171,162,746 shares (the “Subject Stock”) of which are the subject of this Agreement; and

WHEREAS, the Company and the Stockholder have previously entered into a Stock Option Agreement dated as of June 27, 2020, including a Stock Option Addendum dated December 1, 2022 (collectively, the “Prior Agreement”), which had expired, due to an unintentional oversight on the part of each of the Company and the Stockholder to memorialize their oral agreement to extend the Prior Agreement’s termination date; and

WHEREAS, in light of the Company’s current business and financial strategies, the Stockholder has become amenable to making a final sale of the Subject Stock back to the Company rather than to re-establish the purchase option structure embodied by the Prior Agreement; and

WHEREAS, in fact, the Stockholder desires to sell, and the Company desires to repurchase, the Subject Stock on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

AGREEMENT

Section 1. Repurchase of Subject Stock.

1.1       Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from the Stockholder, and the Stockholder hereby agrees to sell, assign and transfer to the Company, all of the Stockholder’s right, title and interest in and to the Subject Stock for an aggregate repurchase price of $122,873.00 (the “Repurchase Amount”). Upon the execution of this Agreement, the Stockholder shall execute an Assignment Separate from Certificate, in the form attached hereto as Exhibit A (the “Stock Assignment”), and at the Closing shall deliver the Stock Assignment and the stock certificate representing the Subject Stock (or an affidavit of lost certificate in lieu of the stock certificate representing the Subject Stock). Upon consummation of this Agreement, the Company shall cancel such stock certificate.

The Repurchase Amount shall be paid by the Company’s delivery to the Stockholder of a promissory note in the form of Exhibit B attached hereto.

1.2       Closing. The closing of the Repurchase (the “Closing”) shall take place at the offices of the Company on the date hereof, or at such other time and place as the parties hereto shall mutually agree.

1.3       Termination of Rights as the Stockholder. Upon payment of the Repurchase Amount, the Subject Stock shall cease to be outstanding for any and all purposes and the Stockholder shall no longer have any rights as a holder of the Subject Stock, including any rights that the Stockholder may have had under the Company’s Articles of Incorporation or otherwise.

1.4       Withholding Rights. The Company shall be entitled to deduct and withhold from the Repurchase Amount such amounts as it may be required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended, or any provision of foreign, state or local tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder.

Section 2. Representations and Warranties.

In connection with the transactions provided for hereby, the Stockholder represents and warrants to the Company as follows:

2.1       Ownership of Subject Stock. The Stockholder has good and marketable right, title and interest (legal and beneficial) in and to all of the shares comprising the Subject Stock, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Subject Stock in accordance with this Agreement, the Company will acquire good and marketable title to the Subject Stock, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

2.2       Authorization. The Stockholder has all necessary power and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Subject Stock being sold hereunder. Further, this Agreement constitutes a valid and binding obligation of the Stockholder.

2.3       No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Stockholder of, or constitute a default by the Stockholder under, any agreement, instrument, decree, judgment or order to which the Stockholder is a party or by which the Stockholder may be bound.

2.4       Experience and Evaluation. By reason of the Stockholder’s business or financial experience or the business or financial experience of the Stockholder’s professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Stockholder has the capacity to protect the Stockholder’s own interests in connection with the sale of the Subject Stock to the Company. The Stockholder is capable of evaluating the potential risks and benefits of the sale hereunder of the Subject Stock.

2.5       Access to Information. The Stockholder has received all of the information that the Stockholder considers necessary or appropriate for deciding whether to sell the Subject Stock hereunder and perform the other transactions contemplated hereby. The Stockholder further represents that the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Stockholder has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Stockholder by or on behalf of the Company.

2.6       No Future Participation. The Stockholder acknowledges that the Stockholder will have no future participation in any Company gains, losses, profits or distributions with respect to the Subject Stock. If the Subject Stock increases in value by any means, the Stockholder acknowledges that the Stockholder is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Subject Stock.

       2.7       Tax Matters. The Stockholder has had an opportunity to review with the Stockholder’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

Section 3. Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Subject Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 4. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, except the choice-of-law provisions thereof.

Section 5. Entire Agreement.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

Section 6. Amendments and Waivers.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Stockholder and the Company.

Section 7. Further Action.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

Section 8. Survival.

The representations and warranties herein shall survive the Closing.

Section 9. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10. Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

Section 11. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

COMPANY:	STOCKHOLDER:

LUDWIG ENTERPRISES, INC.	WORTHINGTON FINANCIAL SERVICES, INC.

By: /s/ Anne B. Blackstone	By: /s/ Carl Rubin
Anne B. Blackstone	Carl Rubin
Chief Executive Officer	its authorized agent

EXHIBIT A

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned, Worthington Financial Services, Inc. (the “Stockholder”) hereby sells, assigns and transfers unto Ludwig Enterprises, Inc. (the “Company”) 171,162,746 shares of the Company’s common stock standing in the Stockholder’s name on the books of the Company and represented by Certificate Number ______ herewith and does hereby irrevocably constitute and appoint Newlan Law Firm, PLLC, the Stockholder’s attorney-in-fact, to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated: _________________.

STOCKHOLDER:

WORTHINGTON FINANCIAL SERVICES, INC.

EXEMPLAR

By: _______________________

Carl Rubin

its authorized agent

This Assignment Separate from Certificate was executed pursuant to the terms of that certain Stock Repurchase Agreement by and between Ludwig Enterprises, Inc. and the Stockholder dated as of August 9, 2023.

Exhibit B

FORM OF PROMISSORY NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

PROMISSORY NOTE

Principal Amount: $122,873.00 Issue Date: August 10, 2023

For value received, the undersigned, Ludwig Enterprises, Inc., a Nevada corporation (the “Company”), hereby unconditionally promises to pay to the order of Worthington Financial Services, Inc. (the “Stockholder”), the principal amount of One Hundred Twenty-Two Thousand Eight Hundred Seventy-Three and 00/100 U.S. Dollars ($122,873.00) (the “Principal Amount”), together with 8% per annum interest thereon (computed on the basis of a 360-day year for the actual number of days elapsed), according to the terms of this promissory note (this “Note”).

This Note is delivered pursuant to the terms of that certain Common Stock Repurchase Agreement dated as of August 10, 2023, between the Company and the Stockholder (the “Repurchase Agreement”). Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Repurchase Agreement.

1.       Repayment of the Note. The Principal Amount outstanding hereunder shall be payable upon the Maturity Date (as defined below). The entire Principal Amount and all accrued and unpaid interest shall be due and payable on the earlier to occur of (1) the Maturity Date and (2) an Event of Default (as defined below).

(a)       Optional Prepayments. The Company may prepay any amounts owing under this Note, in whole or in part, at any time and from time to time, without premium or penalty.

(b)       Method of Payment. The Company will make all payments of principal and interest under this Note by wire transfer of immediately available funds to the bank account specified by the Stockholder in written notice delivered to the Company.

(c)       Maturity Date. The Principal Amount, together with any accrued and unpaid interest, shall become due and payable on the earlier to occur of (1) the Company’s receipt of the first $500,000 in proceeds from the Company’s pending Registration Statement on Form S-1 (File No. 333-271439) and (2) August 31, 2024 (the “Maturity Date”).

(d)       Surrender and Cancellation. Once the Principal Amount, plus all accrued but unpaid interest thereon, has been paid in full, all obligations under this Note will immediately and automatically terminate, and the Stockholder will promptly surrender this Note to the Company for cancellation.

2.       Event of Default. An event of default will occur if the Company fails on the Maturity Date to pay timely the Principal Amount and accrued interest pursuant to this Note (an “Event of Default”). Upon an Event of Default, the unpaid portion of the Principal Amount will bear simple interest from the date of the Event of Default to the payment date at a rate equal to eighteen percent (18.00%) per annum, for the duration of such Event of Default.

3.       Remedies.

(a)       At any time an Event of Default exists or has occurred and is continuing, the Stockholder shall have all rights and remedies provided in this Note, the Uniform Commercial Code (the “UCC”) and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Company except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to the Stockholder hereunder, under the UCC or under other applicable law, are cumulative, not exclusive and enforceable, in the Stockholder’s discretion, alternatively, successively, or concurrently on any one or more occasions.

       (b)       The Company hereby agrees to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Stockholder in the collection of the indebtedness evidenced by this Note, in enforcing any of the rights, powers, remedies and privileges of the Stockholder hereunder, or in connection with any further negotiations, modifications, releases, or otherwise incurred by the Stockholder in connection with this Note. As used in this Note, the term “attorneys’ fees” shall mean reasonable charges and expenses for legal services rendered to or on behalf of the Stockholder in connection with the collection of the indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre-judgment and post-judgment or bankruptcy proceedings.

4.       Miscellaneous.

(a)       Notices. All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar overnight next business day delivery or by email delivery followed by overnight next business day delivery, as follows:

To the Company: Ludwig Enterprises, Inc.

1749 Victorian Avenue #C-350

Sparks, Nevada 89431

Attention: Anne B. Blackstone

E-mail: anne@ludg.us

To the Stockholder: Worthington Financial Services, Inc.

2363 Arbordale Avenue

The Villages, Florida 32162

Attention: Carl Rubin

Email: __________________

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

(b)       Successors and Assigns. This Note and the obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Stockholder may assign all or any portion of its rights hereunder to an affiliate of the Stockholder without such consent by giving written notice of such assignment to the Company. Assignment of all or any portion of this Note in violation of this Section 4(b) shall be null and void.

(c)       Amendment; Waiver. No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and the Stockholder.

(d)       Setoff. Upon the occurrence and during the continuation of any Event of Default, the Stockholder shall have the right, but not the obligation, to set off against this Note any monetary obligations owed by the Stockholder to the Company, if any.

(e)       No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties and their successors or assigns, any rights or remedies under or by reason of this Note.

(f)       Non-Waiver. The parties’ rights and remedies under this Note are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving party. No waiver given will be applicable except in the specific instance for which it was given. No notice to or demand on a party will constitute a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand as provided in this Note.

(g)       Excessive Charges. Interest may not accrue under this Note in excess of the maximum interest rate allowed by applicable law. If the Stockholder receives interest payments at an interest rate in excess of the maximum interest rate allowed by applicable law, then the excess amount will be treated as being received on account of, and will automatically reduce, the Principal Amount then-outstanding under this Note, and if such excess amount exceeds the Principal Amount then-outstanding under this Note, then the Stockholder will refund to the Company the amount by which such excess exceeds the Principal Amount then-outstanding under this Note.

       (h)       Severability. If any court of competent jurisdiction holds any provision of this Note invalid or unenforceable, then the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(i)       References. The headings in this Note are provided for convenience only and will not affect the construction or interpretation of this Note. Unless otherwise provided, references to “Section(s)” refer to the corresponding section(s) of this Note.

(j)       Construction. Both the Company and the Stockholder participated in the negotiation and drafting of this Note, assisted by such legal counsel as it desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Note will be construed fairly as to both the Company and the Stockholder and not in favor of or against the Company or the Stockholder. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause. To the extent any provision of the Repurchase Agreement conflicts with the provisions of this Note, the provisions of this Note will control.

(k)       Governing Law. This note is governed by the laws of the State of Nevada, without regard to conflict of laws principles.

(l)       Consent to Jurisdiction. Each of the Company and the Stockholder hereby (a) agrees to the exclusive jurisdiction of any state or federal court sitting in the City of Las Vegas, State of Nevada (and the appropriate appellate courts) with respect to any claim or cause of action arising under or relating to the Note, (b) waives any objection based on forum non conveniens and waives any objection to venue of any such suit, action or proceeding, (c) waives personal service of any and process upon it, and (d) consents that all services of process be made by registered or certified mail (postage prepaid, return receipt requested) directed to it at its address stated in this Note and service so made will be complete when received. Nothing in this Section (l) will affect the rights of the Company or the Stockholder to serve legal process in any other manner permitted by law.

(m)       Waiver of Trial by Jury. Each party hereby waives its right to a jury trial in connection with any suit, action or proceeding in connection with any matter relating to this note.

The Company hereby signs this Note as of the date first written above.

COMPANY:

LUDWIG ENTERPRISES, INC.

EXEMPLAR

By: ________________________

Anne B. Blackstone

Chief Executive Officer